AMENDED AND RESTATED
                            ADMINISTRATION AGREEMENT


         The Administration Agreement of Preferred Income Fund Incorporated, a Maryland corporation (the "Fund") made and agreed to by and between the Fund and THE BOSTON COMPANY ADVISORS, INC., a Massachusetts corporation ("Boston Advisors"), on January 24, 1991, as amended and restated on March 1, 1993 and as assigned by Boston Advisors to FIRST DATA INVESTOR SERVICES GROUP, INC., a Massachusetts corporation ("FDISG"), (then known as The Shareholder Services Group, Inc.) on April 29, 1994, is hereby further amended and restated as of December 1, 1996 to read in its entirety as follows:

         WHEREAS, the Fund is registered as a diversified, closed-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, the Fund desires to retain FDISG to render certain administrative services to the Fund and FDISG is willing to render such services;

                                   WITNESSETH:

         NOW, THEREFORE, in consideration of the premises and mutual convenants herein contained, it is agreed between the parties hereto as follows:

         1. APPOINTMENT. The Fund hereby appoints FDISG to act as Administrator of the Fund on the terms set forth in this Agreement. FDISG accepts such appointment and agrees to render the services herein set forth for the compensation herein provided.

         2. DELIVERY OF DOCUMENTS. The Fund has furnished FDISG with copies properly certified or authenticated of each of the following:

               (a) Resolutions of the Fund's Board of Directors authorizing the appointment of FDISG to provide certain administrative services to the Fund and approving this Agreement;

               (b) The Fund's Articles of Incorporation filed with the Maryland Department of Assessments and Taxation on September 28, 1990 and all amendments thereto (the "Articles");

               (c)    The Fund's By-Laws and all amendments thereto (the
"By-Laws");

               (d) The Investment Advisory Agreement between Flaherty & Crumrine Incorporated (the "Adviser") and the Fund dated as of January 24, 1991 as amended and restated from time to time (the "Advisory Agreement");

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               (e)    The Custody Agreement between Boston Safe Deposit and
Trust Company (the "Custodian") and the Fund dated as of January 24, 1991 as amended and restated from time to time (the "Custody Agreement");

               (f) The Transfer Agency and Registrar Agreement between The Shareholder Services Group, Inc. (the "Transfer Agent") and the Fund dated as of January 24, 1991 as amended and restated from time to time;

               (g) The Fund's most recent Registration Statement on Form N-2 (the "Registration Statement") under the Securities Act of 1933 and under the 1940 Act (File Nos. 33-37104 and 811-6179), as filed with the Securities and Exchange Commission ("SEC") on January 24, 1991 relating to shares of the Fund's Common Stock, $.01 par value per share, and all amendments thereto; and

               (h)    The Fund's most recent prospectus (the "Prospectus").

         The Fund will furnish FDISG from time to time with copies, properly certified or authenticated, of all amendments of or supplements to the foregoing. Furthermore, the Fund will provide FDISG with any other documents that FDISG may reasonably request and will notify FDISG as soon as possible of any matter materially affecting the performance of FDISG of its services under this agreement.

         3. DUTIES AS ADMINISTRATOR. Subject to the supervision and direction of the Board of directors of the Fund, FDISG, as Administrator, will assist in supervising various aspects of the Fund's administrative operations and undertakes to perform the following specific services:

               (a) Maintaining office facilities (which may be in the offices of FDISG or a corporate affiliate);

               (b) Furnishing statistical and research data, data processing services, clerical services, and internal legal, executive the administrative services and stationery and office supplies in connection with the foregoing;

               (c) Furnishing corporate secretarial services including preparation and distribution of materials for Board of Directors meetings;

               (d) Accounting and bookkeeping services (including the maintenance of such accounts, books and records of the Fund as may be required by section 31(a) of the 1940 Act and the rules thereunder);

               (e)    Internal auditing;

               (f) Valuing the Fund's assets and calculating the net asset value of the shares of the Fund at the close of trading on the New York Stock Exchange (the "NYSE") on the last

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day on which the NYSE is open for trading of each week and month and at such other times as the Board of Directors may reasonably request;

               (g) Accumulating information for and, subject to approval by the Fund's Treasurer, preparing reports to the Fund's shareholders of record and the SEC including, but not necessarily limited to, Annual Reports and Semi-Annual Reports on Form N-SAR;

               (h) Preparing and filing various reports or other documents required by federal, state and other applicable laws and regulations and by stock exchanges on which the shares of the Fund are listed, other than those filed or required to be filed by the Adviser or Transfer Agent;

               (i)    Preparing and filing the Fund's tax returns;

               (j) Assisting the Adviser, at the Adviser's request, in monitoring and developing compliance procedures for the Fund which will include, among other matter, procedures to assist the Adviser in monitoring compliance with the Fund's investment objective, policies, restrictions, tax matters and applicable laws and regulations; and

               (k) Preparing and furnishing the Fund (at the Fund's request) with the performance information (including yield and total return information) calculated in accordance with applicable U.S. securities laws and reporting to external databases such information as may reasonably be requested.

               In performing all services under this Agreement, FDISG shall act in conformity with the Fund's Articles and By-Laws; the 1940 Act and the Investment Advisers Act of 1940, as the same may be amended from time to time; and the investment objective, investment policies and other practices and policies set forth in the Fund's Registration Statement as such Registration Statement and practices and policies may be amended from time to time.

         4. ALLOCATION OF EXPENSES. FDISG shall bear all expenses in connection with the performance of its services under this Agreement.

               (a) FDISG will from time to time employ or associate with itself such person or persons as FDISG may believe to be particularly suited to assist it in performing services under this Agreement. Such person or persons may be officers and employees who are employed by both FDISG and the Fund. The compensation of such person or persons shall be paid by FDISG and no obligation shall be incurred on behalf of the Fund in such respect.

               (b) FDISG shall not be required to pay any of the following expenses incurred by the Fund: membership dues in the Investment Company Institute or any similar organization; investment advisory expenses; costs of printing and mailing stock certificates, prospectuses, reports and notices; interest on borrowed money; brokerage commissions; taxes and fees payable to Federal, state and other governmental agencies; fees of Directors of the Fund who are not affiliated with FDISG; outside auditing expenses; outside legal expenses; or other expenses not specified in this Section 4 which may be properly payable by the Fund.

               (c) For the services to be rendered, the facilities to be furnished and the payments to be made by FDISG, as provided for in this Agreement, the Fund will pay FDISG the fees in accordance with the Amended and Restated Fee Agreement among the Fund, Boston Safe Deposit and Trust Company and FDISG dated March 1, 1993 and attached hereto as Schedule A.

               (d) The Fund will compensate FDISG for its services rendered pursuant to this Agreement in accordance with the fees set forth above. Such fees do not include out-of-pocket disbursements of FDISG for which FDISG shall be entitled to bill separately. Out-of-pocket disbursements shall include, but shall not be limited to, the items specified in Schedule B, annexed hereto and incorporated herein, which schedule may be modified by FDISG upon not less than thirty days' prior written notice to the Fund.

               (e) FDISG will bill the Fund as soon as practicable after the end of each calendar month, and said billings will be detailed in accordance with the out-of-pocket schedule. The Fund will promptly pay to FDISG the amount of such billing.

         5. LIMITATION OF LIABILITY. FDISG shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the performance of its obligations and duties under this Agreement, except a loss resulting from FDISG' willful misfeasance, bad faith or gross negligence in the performance of such obligations and duties, or by reason of its reckless disregard thereof. The Fund will indemnify FDISG against and hold it harmless from any and all losses, claims, damages, liabilities of expenses (including reasonable counsel fees and expenses) resulting from any claim, demand, action or suit not resulting from the willful misfeasance, bad faith or gross negligence of FDISG in the performance of such obligations and duties or by reason of its reckless disregard thereof.

         6.    TERMINATION OF AGREEMENT.

               (a) This Agreement shall become effective on the date hereof and shall remain in force from year to year so long as such continuance is specifically approved at least annually by the Board of Directors of the Fund or unless terminated pursuant to the provisions of subsection (b) of this Section 6.

               (b) This Agreement may be terminated at any time without payment of any penalty, upon 60 days' written notice, by vote of the holders of a majority of the outstanding voting securities of the Fund, or by vote of a majority of the Board of Directors of the Fund, or by the FDISG.

         7. AMENDMENT TO THIS AGREEMENT. No provisions of this Agreement may be changed, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, discharge or termination is sought.

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

         8.    MISCELLANEOUS.

               (a) Any notice or other instrument authorized or required by this Agreement to be given in writing to the Fund or FDISG shall be sufficiently given if addressed to that party and received by it at its office set forth below or at such other place as it may from time to time designate in writing.

                                    To the Fund:

                                    Preferred Income Fund Incorporated
                                    c/o Flaherty & Crumrine Incorporated
                                    301 E. Colorado Blvd-Suite 720
                                    Pasadena, CA  91101
                                    Attention:  Robert T. Flaherty

                                    To FDISG:

                                    First Data Investor Services Group, Inc.
                                    4400 Computer Drive, 2AW45
                                    Westborough, Massachusetts 01581
                                    Attention:  Christine P. Ritch, Esquire

               (b) This Agreement shall extend to and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable without the written consent of the other party.

               (c) This Agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts.

               (d) This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original and which collectively shall be deemed to constitute shall be deemed to constitute only one instrument.

               (e) The captions of this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

         9. CONFIDENTIALITY. All books, records, information and data pertaining to the business of the Fund that are exchanged or received pursuant to the performance of FDISG' duties under this Agreement shall remain confidential and shall not be voluntarily disclosed to any other person, except as specifically authorized by the Fund or as may be required by law.

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



         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed and delivered by their duly authorized officers as of the date, first written above.

                                    FIRST DATA INVESTOR SERVICES GROUP, INC.



                                    By: /S/ RICHARD SILVER
                                    Name: Richard Silver
                                    Title: Executive Vice President


                                    PREFERRED INCOME FUND
                                    INCORPORATED



                                    By:   /S/ ROBERT  T. FLAHERTY
                                    Name: Robert T. Flaherty
                                    Title: President

                                   SCHEDULE A

                                  FEE SCHEDULE

         In consideration of the services which FDISG shall perform for the Fund pursuant to this Agreement, the Fund hereby agrees to pay FDISG an aggregate monthly fee at the annual rate of: 0.12 of 1.00% of the value of the Fund's average monthly net assets which, for the purposes of calculating such fee, will be deemed to be the average monthly value of the Fund's total assets minus the sum of the Fund's liabilities (excluding aggregate liquidation preference on the outstanding shares of the Fund's auction rate preferred stock and accumulated dividends, if any, thereon).

         The fee for the period from the date the Registration Statement is declared effective by the Securities and Exchange Commission to the end on the month during which the Registration Statement is declared effective shall be prorated according to the proportion that such period bears to the full monthly period. Upon any termination of this Agreement before the end of any month, the fee for such part of a month shall be prorated according to the proportion which such period bears to the full monthly period and shall be payable upon the date of termination of this Agreement.

                                   SCHEDULE B

                       PREFERRED INCOME FUND INCORPORATED
                             Out-Of-Pocket Expenses
                            Administration Agreement


         Out-of Pocket expenses include, but are not limited to, the following:

         o        Postage
         o        Telephone and telecommunications charges
         o        Pricing services
         o        Travel to/from Board meetings

                          AMENDMENT TO THE AMENDED AND
                        RESTATED ADMINISTRATION AGREEMENT

         This Amendment dated as of October 7, 1998, is entered into by PREFERRED INCOME FUND INCORPORATED (the "Fund") and FIRST DATA INVESTOR SERVICES GROUP, INC. ("FDISG").

         WHEREAS, the Fund and The Boston Company Advisors, Inc. ("Boston Advisors") entered into an Administration Agreement dated as of January 24, 1991, which Agreement was amended and restated by the parties on March 3, 1993, assigned by Boston Advisors to FDISG (then known as The Shareholder Services Group, Inc.) on April 24, 1994, and further amended and restated by the parties on December 1, 1996 (the "Agreement");

         WHEREAS, the Fund and FDISG wish to further amend the Agreement;

         NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

         I. Section 4(d) of the Agreement is deleted in its entirety and replaced with the following:

                  (d) The Fund will compensate FDISG for its services rendered pursuant to this Agreement in accordance with the fees set forth above. Such fees do not include out-of-pocket disbursements of FDISG. FDISG shall be entitled to bill the Fund for such out-of-pocket expenses only upon the prior written approval of the Fund.

         II.      Schedule B to the Agreement is deleted in its entirety.

         III. Except to the extent amended hereby, the Agreement shall remain unchanged and in full force and effect and is hereby ratified and confirmed in all respects as amended.

         IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date and year first written above.
                                            PREFERRED INCOME FUND INCORPORATED


                                            BY: /S/ ROBERT T. FLAHERTY

                                            FIRST DATA INVESTOR SERVICES
                                            GROUP, INC.


                                            BY: /S/ _JACK KUTNER